UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) September 28, 2021

Paycom Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36393	80-0957485
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 W. Memorial Road, Oklahoma City, Oklahoma	73142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 722-6900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PAYC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On September 23, 2021, Janet B. Haugen tendered her resignation from the Board of Directors (the “Board”) of Paycom Software, Inc. (the “Company”). The compensation committee of the Board determined to accelerate the vesting of one half of Ms. Haugen’s unvested shares of restricted stock of the Company that she previously received in connection with her service as a director.

Appointment of Director

Effective September 28, 2021, the Board accepted Ms. Haugen’s resignation and appointed Sharen Jester Turney to serve as a Class I director to fill the resulting vacancy. Ms. Turney will receive a prorated portion of the standard compensation package for the Company’s non-management directors, which is described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 1, 2021. Ms. Turney has been appointed to serve on both the compensation committee and the nominating and corporate governance committee of the Board.

Ms. Turney served as the Chief Executive Officer of denim brand Gloria Jeans from November 2018 until November 2019. She served as President and Chief Executive Officer of Victoria’s Secret, a division of L Brands, Inc., from July 2006 until February 2016, and as President and Chief Executive Officer of Victoria’s Secret Direct, from May 2000 until July 2006. Prior to that, Ms. Turney spent 10 years in various executive roles, including President and Chief Executive Officer of Neiman Marcus Direct, the direct commerce division of Neiman Marcus Group. Ms. Turney has also served as an advisor to several retailers and technology companies.

Currently, Ms. Turney serves on the Board of Directors of Alliance Data Systems Corp., including on its Nominating and Governance Committee and as Chair of its Compensation Committee, and on the Board of Directors of Academy Sports and Outdoors, Inc., including on its Compensation and Nominating and Governance Committees. Previously, Ms. Turney spent two years on the Board of Directors of Sweden-based designer sock and underwear brand Happy Socks AB, seven years on the Board of Directors of M/I Homes, Inc., and two years on the Board of Directors of FULLBEAUTY Brands. Additionally, Ms. Turney serves as a Director of the University of Oklahoma Foundation, including on its Investment Committee, and served as a Director of Nationwide Children’s Hospital, Inc., including as Chairman of the Board of its Research Institute. Ms. Turney received her bachelor’s degree from the University of Oklahoma and serves on the Baker Retailing Center Industry Advisory Board at Wharton School at the University of Pennsylvania.

The Company issued a press release announcing Ms. Turney’s appointment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release, dated September 28, 2021, issued by Paycom Software, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYCOM SOFTWARE, INC.

Date: September 28, 2021	By:	/s/ Craig E. Boelte
	Name:	Craig E. Boelte
	Title:	Chief Financial Officer